UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Date of Report (Date of earliest event reported): January 3, 2013

WYNN RESORTS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-50028		46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 3, 2013 Wynn Resorts, Limited (the “Company”) and Stephen A. Wynn (“Mr. Wynn”), Chairman of the Board of Directors and Chief Executive Officer of the Company, entered into an agreement pursuant to which Mr. Wynn agreed to termination of a previously granted option to purchase an approximately two acre tract of land located on the Wynn Las Vegas golf course and in consideration therefor the Company granted Mr. Wynn the right to purchase any or all of the aircraft owned by the Company or its direct wholly-owned subsidiaries. The aircraft purchase option is exercisable upon 30 days written notice and at a price equal to the book value of such aircraft, and will terminate on the date of termination of the employment agreement between the Company and Mr. Wynn, dated as of October 4, 2002, as amended from time to time. The terms of the agreement were approved by the Audit Committee of the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Date: January 4, 2013	By:	/s/ Matt Maddox
	Name:	Matt Maddox
	Title:	Chief Financial Officer and Treasurer

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